                                                                       (h)(1)(i)

                               AMENDED SCHEDULE A

                               with respect to the

                            ADMINISTRATION AGREEMENT

                                     between

                              ING SERIES FUND, INC.

                                       and

                             ING FUNDS SERVICES, LLC

Series                              Administrative Services Fee
-----------------------------   -----------------------------------
                                (as a percentage of managed assets)
ING International Equity Fund                .08%
ING Money Market Fund                        .08%